UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2008
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24050	36-3378733
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements
Steven A. Gould, M.D. & Jack J. Kogut
On February 25, 2008, Northfield Laboratories Inc. (the “Company”) entered into amended and restated employment agreements originally made as of January 28, 2005, with Steven A. Gould, M.D., the Chief Executive Officer of the Company and Jack J. Kogut, the Senior Vice President Administration of the Company, which are attached hereto as Exhibits 10.1 and 10.2, respectively.
Each employment agreement was amended to bring the following provisions, among others, into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”): (i) the payment of the annual cash bonus; (ii) the payment of certain consideration, including a cash bonus, in the event that the executive’s employment terminates as a result of his death or disability; (iii) certain payments and other consideration that are payable if the Company terminates the executive’s employment other than by reason of death, disability or cause, or if the executive terminates his employment for good reason; (iv) certain payments and other consideration that may be payable in the event of a change in control of the Company; (v) the payout provisions for the “Gross-Up Payment” (as defined in each agreement); and (vi) the addition of a Section 409A savings clause.
Also, each employment agreement was amended so that each executive has 30-days (instead of 90-days) following the date of a change in control during which if the executive voluntarily terminates his employment he will be deemed to have been terminated in connection with such change in control and, thus, be entitled to certain additional payments and other consideration.
Robert L. McGinnis
On February 25, 2008, the Company entered into an employment agreement with Robert L. McGinnis, Senior Vice President — Operations of the Company. The employment agreement is attached hereto as Exhibit 10.3.
The annual salary payable under the employment agreement is not less than $255,000, effective commencing February 25, 2008. The Board of Directors is obligated to review the salaries on an annual basis and may increase but not decrease the salaries in its discretion.
Pursuant to the employment agreement, Mr. McGinnis is entitled to receive a cash bonus payment equal to 100% of his annual base salary, as then in effect, upon the approval by Food and Drug Administration of the commercial sale of PolyHeme in the United States for any indication. He is also entitled to receive an annual cash bonus for achieving performance goals to be determined by mutual agreement of the Board of Directors and the executive. The target bonus opportunity is equal to 40% of Mr. McGinnis’s annual base salary in effect during the applicable performance year, with a maximum bonus opportunity for superior performance of 100% of his annual base salary for that year. A reduced bonus may be payable at the discretion of the Board of Directors for partial achievement of Mr. McGinnis’s performance goals.
The employment agreement entitles Mr. McGinnis to participate in all executive benefit plans and fringe benefit programs available to the Company’s senior executive officers and to receive reimbursement by the Company for financial planning and tax preparation assistance, estate planning services, annual physical examinations and legal services in connection with the negotiation of the employment agreement.
Mr. McGinnis’s employment may terminate upon his death, disability, termination by the Company for cause or voluntary termination by Mr. McGinnis at any time. He is entitled to the following payments upon termination of his employment with the Company for any reason: (i) base salary through the date of termination, (ii) the balance of any earned but unpaid bonus, (iii) up to a maximum of 60 days of accrued but unused paid time off, (iv) all vested benefits under the Company’s benefit plans and (v) all benefit continuation and conversion rights as provided under the Company’s benefit plans. If Mr. McGinnis’s employment terminates due to death or disability, he is also entitled to receive a cash bonus equal to his target bonus payable with respect to the year in which the date of termination occurs.
Additionally, if the Company terminates Mr. McGinnis’s employment other than by reason of death, disability or cause, or if Mr. McGinnis terminates his employment for good reason, then he will be entitled to receive a cash bonus equal to his target bonus with respect to the year in which the date of termination occurs (prorated based on date of termination), as well as a lump sum cash payment of an amount equal to 200% of his annual base salary and target bonus payable with respect to that year (300% if Mr. McGinnis’s termination occurs within 12 months following a change in control of the Company or he voluntarily terminates his employment within 30 days following a change in control of the Company). In addition, Mr. McGinnis will remain eligible to participate in the Company’s insurance and similar plans for 24 months after termination (36 months if his termination occurs within 12 months following a change in control of the Company or he voluntarily terminates his employment within 30 days following a change in control of the Company). Mr. McGinnis also will be entitled to Company-paid executive level career transition assistance, immediate vesting of all unvested stock options and other equity compensation awards and the right to exercise all stock options and other equity compensation awards for 12 months following termination.
Severance Protection Agreements
On February 25, 2008, the Company entered into Severance Protection Agreements with certain of its executive officers that do not have written employment agreements with the Company, including Donna O’Neill-Mulvihill and Laurel A. Omert, M.D. Each of the Severance Protection Agreements were amended and restated solely to comply with Section 409A. A form of the Severance Protection Agreement is attached hereto as Exhibit 10.4.
Agreement to Continue Employment
On February 25, 2008, the Company entered into Agreements to Continue Employment with certain of its executive officers that do not have written employment agreements with the Company, including Donna O’Neill-Mulvihill and Laurel A. Omert, M.D. A form of the Agreement to Continue Employment is attached hereto as Exhibit 10.5.
The intent of the Agreement to Continue Employment is to retain the services of the Company’s key employees through the period during which the Company will submit its Biologics License Agreement for PolyHeme to the Food and Drug Administration and the near-term regulatory activities associated with such submission. Under the Agreement to Continue Employment, the Company agrees to (i) continue to employ the employee in such employee’s current position through December 31, 2008 (the “Period”); (ii) not reduce the level of the employee’s salary during the Period; (iii) not materially change the employee’s benefits during the Period; and (iv) if the employee receives a promotion or salary increase during the period, that such new position and/or salary will remain in effect during the Period. In addition, under the Agreement to Continue Employment, if the employee’s employment is terminated during the Period, other than if the employee voluntarily terminates his or her employment or if the Company terminates the employee as a result of the Company’s determination, in its exclusive discretion, that the employee failed to perform his or her job responsibilities, then the employee will be entitled to receive a lump sum payment of the employee’s accrued, but unused paid time off plus an amount equal to 12 months of the employee’s base salary and other consideration.

Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

10.1+	Employment Agreement, originally made as of January 28, 2005, by and between Steven A. Gould , M.D. and the Company, amended and restated effective as of February 25, 2008

10.2+	Employment Agreement, originally made as of January 28, 2005, by and between Jack J. Kogut and the Company, amended and restated effective as of February 25, 2008

10.3+	Employment Agreement, dated as of February 25, 2008, by and between Robert L. McGinnis and the Company

10.4+	Form of Severance Protection Agreement, dated February 25, 2008, by and between the Company and certain of its executive officers, amended and restated as of February 25, 2008.

10.5+	Form of Agreement of Continue Employment, dated February 25, 2008, by and between the Company and certain of its executive officers.
+ Management compensatory contract or plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2008	NORTHFIELD LABORATORIES INC.
	By:	/s/ Donna O’Neill-Mulvihill
Donna O’Neill-Mulvihill
Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Employment Agreement, originally made as of January 28, 2005, by and between Steven A. Gould , M.D. and the Company, amended and restated effective as of February 25, 2008

10.2+	Employment Agreement, originally made as of January 28, 2005, by and between Jack J. Kogut and the Company, amended and restated effective as of February 25, 2008

10.3+	Employment Agreement, dated as of February 25, 2008, by and between Robert L. McGinnis and the Company

10.4+	Form of Severance Protection Agreement, dated February 25, 2008, by and between the Company and certain of its executive officers, amended and restated as of February 25, 2008.

10.5+	Form of Agreement of Continue Employment, dated February 25, 2008, by and between the Company and certain of its executive officers.
+ Management compensatory contract or plan.